U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Release Your Lease Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	7515	98-0513727
(State or other jurisdiction of Incorporation or organization)	(Primary SIC Code Number)	(I.R.S. Employer Identification Number)

RELEASE YOUR LEASE INC. 74 West 14TH Avenue Vancouver, B.C. Canada V5Y 1W6 (Name and address of principal executive offices)		EMPIRE STOCK TRANSFER INC. 2470 St. Rose Pkwy, Suite 304 Henderson, NV 89074 (702) 818-5898 (Agent for service of process)

Registrant’s telephone number, including area code: 604-761-1335 Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	2,000,000 shares	$0.02	$40,000	$4.28

(1)     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE RERGISTRATION SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATION TO:
THE O’NEAL LAW FIRM, P.C.
400D – 17100 E. Shea Blvd.
Fountain Hills, Arizona 85268
Tel: (480) 812-5058
Fax: (480) 816-9241

SUBJECT TO COMPLETION, Dated January 11, 2007

PROSPECTUS
RELEASE YOUR LEASE INC.
2,000,000 SHARES
COMMON STOCK

The selling shareholders named in this are offering the 2,000,000 shares of our common stock offered through this prospectus. The 2,000,000 shares offered by the selling shareholders represent 57.1% of the total outstanding shares as of the date of this prospectus. 50,000 shares or 1.4% of the total issued and outstanding shares are being offered by family members of the President of Release Your Lease Inc., Mark Hammer. We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.02 per share of our common stock offered through this prospectus.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$40,000	None	$40,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at 0.02 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service.  Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Resale restrictions on transferring “Penny Stocks” are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock. Various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired.

The Date of This Prospectus Is: January 11, 2007

Table of Contents

                                                                                                                                                       PAGE

Summary …………………………………………………………………………………….……    3

Dilution ……………………………………………………………………………………………    9
Selling Shareholders ……………………………………………………………………………….    9

Description of Business …………………………………………………………………….……..    17
Plan of Operations ……………………………………………………………………………….     27

Summary

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” “Release Your Lease” refers to Release Your Lease Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

Release Your Lease Inc.

Release Your Lease Inc. was founded by Mark Hammer, and incorporated in the State of Nevada on August 1, 2006 to create a web-based service for buyers and sellers of leased automobiles. We are still in our development stage and plan on commencing business operations in early 2007.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we have completed our website and are able to accept listings. The summarized financial data presented below is derived from and should be read in conjunction with our audited October 31, 2006 financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus.

Balance Sheet Data                                          October 31, 2006 (audited)
Cash                                                                $  43,846
Total Current Assets                                         $  43,846
Liabilities                                                          $      -
Total Stockholder’s Equity                                $  43,846

Statement of Loss and Deficit                            From Inception (August 1, 2006) to
                                                                        October 31, 2006 (audited)
Revenue                                                           $      -
Net Loss for the Period                                    $   2,154

We were incorporated on August 1, 2006 under the laws of the State of Nevada. Our principal offices are located at 74 West 14th Avenue, Vancouver, British Columbia, Canada. Our telephone number is (604) 761-1335.

The Offering

Securities Being Offered	Up to 2,000,000 shares of our common stock.

Offering Price	The offering price of the common stock is $0.02 per share. We intend to apply to the NASD Over-the-Counter Bulletin Board electronic quotation service to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued	3,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering. The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stages of our business plan; however, we currently do not have any operations and we have no income. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

Our Independent Auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $2,154 for the period from August 1, 2006 (inception) to October 31, 2006 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditor has made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended October 31, 2006. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Our President is employed on a full time basis by another company. Because we are in the development stage of our business, Mr. Hammer will not be spending a significant amount of time on our business. Mr. Hammer expects to expend approximately 8 hours per week on our business. Competing demands on Mr. Hammer's time may lead to a divergence between his interests and the interests of other shareholders. Mr. Hammer spends the majority of his time as a Real Estate Agent and none of this work will compete with Release Your Lease Inc.

Because our president owns 42.85% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Hammer are inconsistent with the best interests of other stockholders

Mr. Hammer is our president and sole director. He owns approximately 42.85% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Hammer may still differ from the interests of other stockholders. Mr. Hammer owns 1,500,000 common shares for which he paid $0.01 per share.

Because our President and sole director is a Canadian Resident, difficulty may arise in attempting to effect service or process on him in Canada

Because Mr. Hammer our sole director and officer, is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against Release Your Lease Inc.’s assets located outside of the United States.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The internet could possibly lose its viability as a tool to buy and sell consumer items by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by “viruses,” “worms,” and “spy-ware”.  If for some reason the Internet was no longer widely accepted as a tool to buy and sell consumer items, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

Because we will rely on a third-party for hosting and maintenance of our website, mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

Because we face significant competition our business may fail

Many of our competitors have long operating histories, greater financial, technical, and marketing resources.  Because we face significant competition from other companies offering similar services, the current and possible increase in competition may result in price reductions, reduced gross margins, and could have a material adverse effect on our business, financial condition, and results of operations.

Evolving regulation of the Internet may adversely affect us

As Internet commerce continues to evolve there may be increased regulation by federal, state and/or foreign agencies.  Any new regulations which restrict our business could harm or cause our business to fail.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the Over-the-Counter Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

  the evolving demand for our service;
  our ability or inability to arrange for financing;
  our ability to manage expenses;
  changes in our pricing policies or our competitors; and
  global economic and political conditions.

Further, if our common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 2,000,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. Penny stocks generally are equity securities with a price of less than $5.00.  Broker/dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules: the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of price fluctuations in the price of the stock and may reduce the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their securities, if at all.

Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of operations of Release Your Lease Inc., and those proceeded by, followed by or that include the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology.  Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect Release Your Lease Inc.’s future results and could cause those results to differ materially from those expressed in such forward looking statements.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,000,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 2,000,000 shares of common stock offered through this prospectus from us at a price of $0.01 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on November 8th 2006. We will file with the Securities and Exchange Commission prospectus supplements to specify the names of any successors to the selling shareholders specified in this registration statement who are able to use the prospectus included in this registration statement to resell the shares registered by this registration statement.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Mohamed Ahmed	25,000		Nil	Nil
Tracy Attewell	150,000		Nil	Nil
Shimpi Bhagyalakshmi	150,000		Nil	Nil
Trish Bishop	150,000		Nil	Nil
Lilly Chau	100,000		Nil	Nil
Aviva E. Crane	25,000		Nil	Nil
Lynn Hammer	50,000		Nil	Nil
P. Dean Harman	50,000		Nil	Nil
David Henriques	100,000		Nil	Nil
Shane Kreamer	100,000		Nil	Nil
Dorothy Lapsky	25,000		Nil	Nil
Sharon Leigh Lewis	100,000		Nil	Nil
Marian Mackenzie	25,000		Nil	Nil
Caroline Mazur	25,000		Nil	Nil
James Mazur	25,000		Nil	Nil
Aaron Rennie	25,000		Nil	Nil
Matthew Robson	100,000		Nil	Nil
Ian Rozylo	50,000		Nil	Nil
Frank Sadanand	50,000		Nil	Nil
Andrew Shoemaker	25,000		Nil	Nil
Tanya Soar	100,000		Nil	Nil
Donald Sutherland	150,000		Nil	Nil
Sylvia Sutherland	25,000		Nil	Nil
J. Stephanie Symons	100,000		Nil	Nil
Troy Taylor	25,000		Nil	Nil
Randy Tollardo	25,000		Nil	Nil
Caralie Wong	25,000		Nil	Nil
Charles Wong	25,000		Nil	Nil
Chung Sau Wong	25,000		Nil	Nil
Helena Wong	100,000		Nil	Nil
Kwai Chui Wong	25,000		Nil	Nil
MC Young	25,000		Nil	Nil
Total	2,000,000		Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Other than Lynn Hammer, the mother of Mark Hammer our President, sole officer and director, none of the selling shareholders:

(1)     has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)     has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Empire Stock Transfer Inc., 2470 Saint Rose Pkwy, Suite 304, Henderson, Nevada 89074.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of January 11, 2007 are as follows:

Name	Age	Office(s) Held

Mark Hammer	33	President, Secretary and Treasurer and Sole Director

Set forth below is a brief description of the background and business experience of our sole officer and director.

Mr. Mark Hammer, is our president, secretary and treasurer and our sole director. Mr. Hammer has been our president, secretary and treasurer and our sole director since our incorporation on August 1, 2006. Mr. Hammer is also presently a Real Estate Agent with Re/Max Crest Realty (Westside Vancouver) and has been with Re/Max since 1996.  Mr. Hammer Graduated From the British Columbia Institute of Technology's Real Estate Business Marketing Management Program in 1995, where he received his Real Estate sales license.  Mr. Hammer also received his Property Management license from the Sauder School of Business at the University of British Columbia in 2006.   He has been in the Real Estate Board of Greater Vancouver's Medallion club for the past 5 years (within the top 7% making him a "Master Medallion Club Member")

There are no orders, judgements, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining Mr. Hammer from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting him of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

Compensation

We presently do not pay our sole director and officer any salary or consulting fee. We do not anticipate paying compensation to our sole director and officer for the foreseeable future.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our President. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant listings. We are outsourcing in the meantime for the development of our website.

Committees of the Board of Directors

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. We have no financial expert on our Board of Directors.  We believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 11, 2007 by:

i)	each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities,

ii)	each of our directors,

iii)	named executive officers, and

iv)	officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Directors and Officers
Common Stock	Mark Hammer 74 West 14th Avenue Vancouver, BC V5Y 1W6 Canada	1,500,000 Direct	42.86%
(1)	The percentage of common stock held is based on 3,500,000 shares of common stock issued and outstanding as of January 11, 2007.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that the person named has full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of January 11, 2007, there were 3,500,000 shares of our common stock issued and outstanding held by thirty three (33) stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Kinross-Kennedy, C.P.A., our accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. John Kinross-Kennedy, C.P.A. has presented his report with respect to our audited financial statements. The report of John Kinross-Kennedy, C.P.A. on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The O’Neal Law Firm, P.C., our independent legal counsel, has provided an opinion on the validity of our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within Last Five Years

We were incorporated on August 1, 2006 under the laws of the State of Nevada. Our president, Mr. Mark Hammer, is our sole promoter. Mr. Hammer purchased 1,500,000 shares of our common stock effective August 31, 2006 for an aggregate purchase price of $15,000.

On November 8, 2006 we completed an offering of 2,000,000 shares of our common stock at a price of $0.02 per share to a total of thirty two (32) purchasers.  The total amount we received from this offering was $40,000.

Description of Business

In General

Release Your Lease Inc. was incorporated in Nevada as a development stage company on August 1, 2006  to create a web-based service for buyers and sellers of leased automobiles. Our business strategy is to build a best of breed website, combining the most appealing aspects of competing websites with an innovative, aggressive marketing strategy, along with a market penetration strategy to gain critical mass early on. The rationale for success is that leasing continues to be a very large, multi-billion dollar business. Online businesses are gaining traction as consumers’ confidence increases. There are several compelling reasons for buyers and sellers to transfer leases, with the online transfer mechanism as a clear, superior mechanism for achieving these transfers. And there are relatively few online lease transfer businesses. Our site will also offer a wide variety of tools and information to assist customers in making secure, informed buying and selling decisions.  We plan to implement an exhaustive marketing program to extend the reach of Release Your Lease and maximize traffic.

We intend to generate revenues primarily from commissions on the listings by sellers of automobile leases on our website. As our site becomes established, we intend to create additional revenue streams, including advertising, fees and premium placement on our site.

Since the inception of Reel Estate Services Inc. we have worked toward the introduction of our website that we will use to generate revenues.  To meet this objective we have reserved the domain name www.releaseyourlease.com we have held discussions with some leading website development firms. And we have conducted extensive research into the business of Release Your Lease and written the business plan.

Lease Transfer Industry

General

A lease is an agreement where the owner conveys to the user the right to use equipment and vehicle in return for a number of specified payments over an agreed period of time. The owner of the equipment or vehicle is referred to as the "lessor", the user as the "lessee".

A lessor can be an individual or a corporation. In most cases, lessors are corporations specializing in financial services. They can be privately-owned or publicly-traded companies, manufacturing companies or dealer/distributors, subsidiaries of domestic or foreign banks, trust companies or insurance companies.

A lease is not the same as a bank loan. It is a different financing product structured differently.  A lease is an asset-based financing product with the equipment and vehicle leased usually the only collateral security for the transaction. A traditional bank loan to acquire an asset is generally secured by security greater than simply the asset itself. In other words, under a lease the equipment and vehicle is generally the only collateral while a bank has much broader powers to secure wider security and normally does so.

In a Closed-End Lease, the customer makes a set number of lease payments during the term of the lease and returns the vehicle to the leasing company at the end of the lease term. The customer is not required to make any additional payments unless there is physical damage to the vehicle, such as excess wear and tear, or the mileage you have driven is higher than the kilometer limit set out in the lease.

At the end of the lease, the options are:

  return the vehicle

  buy the vehicle (if there is a purchase option)

  lease a new vehicle

Most auto manufacturer finance company leases are the close-end type.

In an Open-End Lease, the customer makes a set number of lease payments during the term of the lease and returns the vehicle to the leasing company at the end of the lease term. Then an adjustment will be made. The customer will be required to make an additional payment covering the difference between the actual value of the vehicle at the end of the lease and the residual value stated in the lease contract (that is, the estimated wholesale value of the vehicle at the end of the lease term.) If, however, the value of the vehicle is more than the residual value stated in the lease, then the customer is entitled to the difference.

For example, if the residual value in the lease is $8,000,00, and the leasing company can only sell the vehicle for $7,500.00, the customer will have to pay $500.00. If the vehicle is sold for $8,500.00, the leasing company will pay the customer $500.00.

Most leases for vehicles used for business purposes are the open-end type.

Development of Leasing Industry

According to the International Finance Corporation, the private sector arm of the World Bank, leasing can be traced back thousands of years, although it has evolved considerably over the last 50 or so. The industry has grown from being a manufacturer-selling technique into a specialized financial service with the formation of the first independent leasing company in 1952 in the United States. The industry extended to Europe and Japan in the 1960s, then to Canada, and has been spreading throughout developing countries since the mid-1970s. By 1994, leasing had been established in over 80 countries.

More recently, we have witnessed the significant growth of independent financing companies of all sizes from the very large operating in dozens of countries, to a myriad of small and medium-sized businesses specializing in the financing of particular kinds of equipment and vehicles.

United States.  According to the National Automobile Dealers Association, 70% of all new cars and trucks are financed. Buyers have the option of financing their new car from the dealer, banks, credit unions and other loan institutions and companies. Rates vary, but with the advent of low-interest incentives offered by manufacturers, the dealership has become a very competitive financing source in originating leases offered by manufacturers captive leasing companies (subsidiaries of the car manufacturer).

Thus, according to the Association of Consumer Vehicle Lessors (the “ACVL”, avcl.com), a national trade association for the largest manufacturer and import distributor captive finance companies, banks, and independent leasing companies,

“One out of every three new cars, minivans, sport-utility vehicles, and light trucks consumers drive off dealer lots these days is financed by a lease. That's up from fewer than one in ten a decade ago. Clearly, the emergence of leasing marks the biggest change in the way Americans put themselves behind the wheel since the advent of the installment car loan.”

 In a March 8, 2005 ACVL news release, member lessors purchased 1.69 million leases in 2004 compared to 1.62 million in 2003. This small increase is a good sign that leasing is once again growing after five years of decline since the high water mark in 1999.

Though in recent years the attention of consumers and dealers has shifted away from leasing, consumers are again realizing the variety of leasing advantages including:

  Lower monthly payments

  Protection from continued volatility in used car prices and the possibility of unexpected depreciation;

  Avoidance of the hassles of negotiating a trade-in value when the consumer wants a new vehicle;

  Reduced sales tax in most states since the tax is only paid on the lease payments rather than the full price of the vehicle.

According to the Federal Reserve, Finance Companies’ Owned and Managed Receivables were as follows:

Of note, this represents a small segment of the leasing market, given that Finance Companies represent a small segment of consumer credit outstanding – as of October, 2006, Finance Companies had $519.0 billion of 2,349.5 billion in consumer credit outstanding. (i.e. commercial banks holding $711.3 billion) – this also excludes business credit.

Canada.  In 1998, the federal (MacKay) Task Force on the Future of the Canadian Financial Services Sector reported that the assets of the asset-based financing and leasing industry in 1997 totaled $50 billion:

According to the 260 member Canadian Finance & Leasing Association (CFLA – those active with the Canadian asset-based financing, equipment and vehicle leasing industry), the asset-based financing and leasing industry is the largest provider of debt financing in Canada to business customers and consumers after the traditional lenders (banks and credit unions).  Members range from large multinationals to national and regional domestic companies, crossing the financial services spectrum from manufacturers' finance companies and independent leasing companies, to banks, insurance companies, and suppliers to the industry.   At December 31, 2005, the industry’s portfolio of assets (owned and managed) was estimated to be worth $92.3 billion, a 4% increase over 2004

With vehicle financing in particular, over the five years 1998-2003 nearly 8 million new passenger and light trucks were sold in Canada - over 40% were leased. In 2004, of the 1,534,400 total passenger and light vehicle sales in Canada, approximately 43% (about 660,000) were acquired by way of lease (88% by consumers and 12% by business customers - vehicles for management, sales forces, maintenance/repair services, general transportation and deliveries).

Development of Online Lease Transfer Industry

There are several reasons why lessees may wish to get out of their lease, including:

  Personal reasons – relationship breakup, new baby, new family obligations, moving, home purchase,

  Business related – going back to school, loss of job, new job with new requirements.

However, when a consumer or business enters into a lease, the lessee is obligated to pay the agreed upon lease payments for the entire lease term.  While it is possible to terminate the lease early, terms almost universally call for large penalties to lessees, often costing thousands of dollars.

The only other real alternative is to transfer the lease and have someone else take over the vehicle and payments.   In the past, this has been done through the use of lease traders who are in the business of finding buyers and selling leases.  However, this also was a cumbersome, time consuming, and costly process as well.

With the advent of the ecommerce era, a new business has begun to take hold, the online lease transfer business.  There are several compelling reasons for both buyers and sellers, summarized as follows:

For The Lease Buyer
Prefers sort term lease. No down payment Financial incentives offered by seller. Gets relatively new car. Flexibility – can drive several cars over multi-year period. Captures all benefits of leasing.
For The Lease Seller
Effective Low cost Convenient

Why Early Lease Termination is Costly

Ending the lease on a vehicle early can be one option.  Many dealers will say that the only option to end a lease early is ‘early lease termination’.  During this process, the lessee is required to pay an early termination penalty plus the balance of the remaining payments (or other very substantial costs). For example, if the payments are $700.00 per month and 10 months are remaining on the contract, then the lessee owes $7,000.00 ($700.00 X 10 payments) plus any penalty fees.  When the car is turned in these additional fees are often applied toward a trade-in, but the net of the transaction may cost thousands of dollars and if the lessee does not wish to lease another vehicle this can be an extremely costly endeavor.

Lease Transfer

A lease transfer allows the lessee to transfer the lease contract to another person.  By doing so, the new lessee is responsible for the remainder of the payments per the terms of your original contract.  Under this option, a vehicle lease transfer can save thousands of dollars while allowing the lessee to walk away from the vehicle lease with no strings attached.  Lease transfers have become increasingly popular over the last few years.  In order to initiate a lease transfer, however,  the lessee will need to find someone who is willing to assume the lease.  While it may be possible to find a friend, family member, or co-worker who would assume the lease for the remainder of the lease, lessees can also find potential buyers on-line through companies like Release Your Lease that specializes in connecting lease buyers and lease sellers.

The basic lease assumption process is the same for all leasing companies.
  The individual wishing to assume the lease submits a credit application to the leasing company.

  The leasing company will make a decision on the credit worthiness of the applicant.

  If approved, the lease transfer documents are prepared and sent to the buyer and seller to be signed and returned to the leasing company.

  Once the buyer and seller have signed the lease transfer paperwork, the seller will turn the keys over to the buyer and send the transfer paperwork to the leasing company.

  Within a week or so the leasing company will send both the buyer and seller confirmation letters and will begin sending the monthly lease statements to the new buyer.

Caveats to this process include:

  Ability to Transfer – Not all leasing companies allow lease transfers.

  Transfer Restrictions – Some leasing companies may put certain restrictions on the nature of the lease transfer (i.e. to an out-of-state resident, or in the last 12 months of the lease).

  Contingent Liability – Some leasing companies may still hold the original lessee liable for the lease in the event that the new lessee fails to make required payments or fulfill other obligations under the lease (many major leasing companies have abandoned this policy).  It may be possible to purchase a protection policy provided by third party companies who specialize in this type of lease transfer business.

  Transfer Fees – Most leasing companies will also assess a one-time transfer fee upon lease transfer.  The transfer fee can be paid by the buyer or the seller, depending on what your negotiation calls for.

  Shipping – Most cars can be shipped anywhere in the continental U.S. for $500 - $1,000, depending on the carrier, and often requires about one week between pickup and delivery.

  Inspection Services - The buyer may request that the vehicle be fully inspected by a 3rd party vehicle inspection service prior to assuming the lease.  It is often advised that sellers of leases have an inspection performed prior to posting their vehicle so that this information can be provided to prospective buyers.
The Case for Release Your Lease Inc.

Management strongly believes that now is an ideal time to develop and launch the new website dedicated to buyers and sellers of auto leases, including:

  The very large leasing business combined with compelling rationales for both buyers and sellers to transfer these leases early.

  Virtually no other way for sellers to get out of their lease early on any sort of reasonable basis.

  Over the last several years, the increasing credibility and acceptance of the use of the Internet as a commercial medium.

  The relative lack of online auto lease transfer sites when compared to the potential market.
Critical Success Factors

Extensive research has resulted in virtually the same names coming up – a good list of these online sites can be found at www.autoguide.net/finance/lease_transfers.shtml (currently 16 entries).  This research has also succeeded in identifying the drivers that effectively differentiate between more successful operations and those less so.  Particulars can be summarized as follows:

  Having an attractive, easily navigated site.  Specific attention is paid to creating trust with buyers and sellers through having complete, easily understood information.  Having an extensive Q&A section that deals with virtually every question that buyers and sellers can pose

  Working with auto dealers, typically the originators of auto dealers, who work with the captive (auto manufacturer) leasing companies.  It is clear that dealers are an excellent ongoing source for leases.

  Having a pricing plan that is easily understood and reasonable.  Virtually all sites derive their revenues from lease sellers.  The most successful offer a good service that is good until the lease is sold.  Listing fees appear to range from $49.95 for sellers on up to as much as $295.  Additional fees can include renewal fees, success / processing fees,  and premium fees for featured listings.  Some sites charge the buyer registration fees to contact sellers.

  Search capability – at no charge.

  Some of the more successful sites also offer consumers and dealers the ability to sell their car.

  Credit check for potential buyers.

  Affiliate programs – whereby individuals can be paid commissions on sales derived from leads that they generate.

Management believes that overall, the best and most successful website: (1) creates trust, (2) has an extensive information database, (3) creates relationships with others actively involved in the leasing business (i.e. dealers), (4) can be found by buyers and sellers, and (5) has a reasonable pricing structure.

It is the objective of releaseyourlease.com to take the best ideas from the most successful websites and provide a comprehensive, state-of-the-art online lease transfer business.  It will make listing and searching for vehicle leases the easiest, most accessible, and cost-effective method available online.

Elements of the Website

Information.  This is the cornerstone of the website and will have the most extensive and attractively presented information of any site on the market.  Aspects covered will include:

  Explanation of the lease transfer process – why, costs, alternatives, the process (incl. shipping, inspections, etc.).

  How to deal with the leasing company.

  Information on key terms to negotiate between buyers and sellers.

  Legal aspects.

  Privacy issues.
Search. Buyers can perform either simple searches or advanced searches. A simple search can be done simply by filling in fewer of the available fields (i.e. a make and year), with narrow / specific searches possible by filling in several

E-commerce, including registration (including accepting the Terms of Service”, payment of fees, and access to the account management area.

Account Management. Sellers will have their own email address which potential buyers can contact. Sellers can post their car and lease information (guided by releaseyourlease.com with the required fields) and upload pictures. Buyers can respond to sellers by posting an email – with information including name, phone number, and email address.

The transfer process will begin with buyers being screened for creditworthiness.  Following this it will be up to the buyer and seller to discuss the transfer details.

It is of the utmost importance to convey to both buyers and sellers that releaseyourlease.com can guide them through the entire process.

Want Ads.  Management believes that an attractive feature of the website will be to create a want ad section, whereby prospective buyers can post for free their criteria for a leased vehicle and sellers can respond.  Very few sites have this value-added feature available for sellers.

Advertising.  Release Your Lease will actively seek advertisers for the site, which will begin once the site begins to achieve some critical mass.

Links to various industry associations, auto company leasing company sites.

Pricing.  When fully up and running (i.e. achieving critical mass) releaseyourlease.com will charge sellers $49.95 for a listing which will carry the seller through the entire process.  Additional fees will be derived for premium listings services.  Discounts can be applied for multiple listings (i.e. dealers) which can be negotiated.  Advertising will be sold once the site achieves critical mass.  Management is investigating the option of waiving buyer registration fees in the interest of delivering as many prospective buyers to sellers as possible, thereby maximizing value to the sellers, who have the most motivation to pay fees of anyone involved.

Gaining Critical Mass

It will be important for releaseyourlease.com to have as many listings as possible as quickly as possible to be a credible website for both buyers and sellers.  Elements include:

  No fees – which will be particularly attractive for dealers.

  Active marketing program (see “Marketing”)

  Ease of implementation and state-of-the-art site that captures all the aspects discussed above (Critical Success Factors).

Sales and Marketing

Release Your Lease will pursue a diverse online and offline strategy to capture both buyers and sellers.  This will include.

  Development of the web-site.

  Development of a contact list of potential dealers along with appropriate email marketing materials.

  Development of email and other direct marketing campaigns to prospective dealers and other industry professionals.

  Where appropriate, an offline strategy can be implemented to sign up dealers and others capable of posting multiple vehicles on an ongoing basis.

  Development of a list of potential industry partners to establish links with.

  Once the site is developed, implementation of a sophisticated “search” strategy, to direct interested individual buyers and sellers of leases.  Management will investigate the advisability of utilizing various forms of “paid for” internet advertising.

  Initial fees will be waived until the website reaches a critical mass of operations (i.e. particularly with respect to listings).

  Possible attendance at leasing trade shows.

  Management may advertise / obtain listings in online sites / portals such as www.autoguide.net (which claims to be “the Internet’s Largest Automorive Directory”) and join industry organizations such as the Canadian Finance & Leasing Association (www.cfla-acfl.ca) and advertise on their site.

  Attendance at international, national and regional film/video industry events (i.e. as put on by the National Association of Television Program Executives, Sundance Film Festival, Banff Television Festival, Independent Feature Film Market, Independent Film & Television Alliance, and others – see www.afci.org/events/other.htm).

  Once the site reaches critical mass, ongoing email campaigns.

  Possible use of local yellow pages and industry portals.

  Pursuing a variety of public relations activities, including media articles.

  Depending on funding, Release Your Lease may engage a competent e-business architect to assist with these efforts.

  To date, Release Your Lease has reserved its domain name, which management believes is an excellent choice and well suited as a part of a branding strategy.

  Employees

  We have no employees as of the date of this prospectus other than our president. We conduct our business largely through the outsourcing of experts in each particular area of our business.

  Office Property

  We maintain our executive office at 74 West 14th Avenue, Vancouver, B.C., Canada V5Y 1W6. This office space is being provided to the company free of charge by our president, Mr. Hammer. This arrangement provides us with the office space necessary at this point. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our development activities and growth.

  Research and Development Expenditures

  We have not incurred any material research or development expenditures since our incorporation.

  Patents and Trademarks

  We do not own, either legally or beneficially, any patent or trademark.

  Plan Of Operations: Business Plan For Next 12 Months

  Release Your Lease plans to commence operations as set forth below.

  Phase I

    Design and construct the releaseyourlease.com website as summarized earlier.

    Development of detailed marketing strategies as discussed above.

    Developing targeted marketing content to future clients.

    The budget for phase one is estimated at $25,000.

    Phase II.  The second phase of the operating plan is expected to be devoted to rolling out of the website and implementing the marketing  strategy to gain initial listings and begin to reach critical mass.  The President of Release Your Lease, Mark Hammer, will spearhead this effort.  Due to the nature of the costs involved and the fact that Mark Hammer will not be receiving a salary at this time, expenses related to phase two are expected to be less than $10,000.

    Phase III.  If Release Your Lease is successful in reaching critical mass and begins to generate revenue, additional marketing and other expenses may be incurred to further broaden the reach of the business, which may involve hiring one or more additional staff to handle additional marketing efforts, site monitoring, and / or customer support.  There may be additional demands placed on the company for website development and the need to broaden the management team.

    Our current cash position will satisfy the requirements of Phase I and Phase II of our business plan.

    If we are successful with our business plan and we begin to produce commissions from our website, we will institute phase three of our business plan.

    Results of Operations for Period Ending October 31, 2006

    We did not earn any revenues from inception through the period ending October 31, 2006.  We do not anticipate earning revenues until such time as we have attained listings on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient listings on our website to attain profitability.

    We incurred operating expenses in the amount of $2,154 from inception on August 1, 2006 through the period ended October 31, 2006.  These operating expenses included the research and the preparation of our business plan in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

    Reports to Security Holders

    At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission.  Thereafter, annual reports will be delivered to security holders as required or they will be available online.

    Going Concern

    We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive growth of operations. For these reasons our auditor has stated in his report that he has substantial doubt we will be able to continue as a going concern.

    Future Financings

    We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund the growth of our company.

    Off-Balance Sheet Arrangements

    We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

    Certain Relationships and Related Transactions

    We issued 1,500,000 total shares of common stock at a price of $0.01 per share to our president, Mr. Hammer for total consideration of $15,000 effective August 31st 2006. This issuance was made to Mr. Hammer, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

    Family relationships between any of the selling shareholders and Mark Hammer our President and Sole Director:

    Lynn Hammer                 Mother

    Market for Common Equity and Related Stockholder Matters

    No Public Market for Common Stock

    There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, that a public market will materialize.

    The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

    The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

    In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

    Release Your Lease Inc. is subject to the penny stock rules, and disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

    Holders of Our Common Stock

    As of the date of this Registration Statement, we had thirty three (33) shareholders of record.

    Rule 144 Shares

    As of January 11, 2007, no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act.  This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

    A total of 1,500,000 shares of our common stock will be available for resale to the public after September 1, 2008, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

    In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 35,000 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

    Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

    Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

    As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after September 1, 2008.

    Stock Option Grants

    To date, we have not granted any stock options.

    Registration Rights

    We have not granted registration rights to the selling shareholders or to any other persons.

    Dividends

    There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.

    Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

    We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

    Executive Compensation

    Summary Compensation Table

    The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through January 11, 2007.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/* SARs (#)	LTIP payouts ($)	All Other Compensation
Mark Hammer	President, CEO, and Sole Director	2006	$0	$0	$0	0	0	0	0

    We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation will be paid to officers in the event that the company becomes profitable.

    We do not pay to our directors any compensation for serving as a director on our board of directors.

    Stock Option Grants

    We did not grant any stock options to the executive officers or directors from inception through January 11, 2007.

    Financial Statements

    Index to Financial Statements:

    Audited consolidated financial statements for the period ended October 31, 2006, including:

    34          Auditors’ Report

    35          Balance Sheet

    36          Statement of Operations

    37          Statement of Stockholders’ Equity

    38          Statement of Cash Flows

    39 - 41   Notes to Financial Statements

    REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    To: The Board of Directors and Shareholders
    Release Your Lease Inc.
    Las Vegas, Nevada  89128

    I have audited the accompanying balance sheet of Release Your Lease Inc. as of October 31, 2006, and the related statements of operations, of shareholders’ equity (deficit) and of cash flows for the period from August 1, 2006 (date of inception) through October 31, 2006.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

    I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

    In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Release Your Lease Inc. as of  October 31, 2006  and the results of its operations and its cash flows for the period August 1, 2006 (date of inception) through October 31, 2006 in conformity with United States generally accepted accounting principles.

    The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

    In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  In the interim, shareholders of the Company are committed to meeting its minimal operating expenses.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

    The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

    John Kinross-Kennedy
    Certified Public Accountant
    Irvine, California
    December 29,  2006

RELEASE YOUR LEASE, INC.
(A Development Stage Company)
Balance Sheet

October 31, 2006

ASSETS
Current Assets
Cash	43,846

Total Current Assets	43,846
================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts Payable and Accrued Expenses
Shareholder Loan

Total Current Liabilities
Long-Term Liabilities

Total Liabilities	-

Shareholders' Deficit
Common Stock, $0.001 par value; authorized
75,000,000 shares; issued and outstan-
ding 3,050,000 shares	3,050
Additional Paid-In Capital	42,950
Deficit accumulated during the development	(2,154)
stage

Total Shareholders' Deficit	43,846

Total Liabilities and Shareholders' Deficit	43,846
================

    The accompanying notes are an integral part of these financial statements

RELEASE YOUR LEASE, INC.
(A Development Stage Company)
Statement of Operations

	For the two	Period from August 1, 2006
	months ended	(date of inception) to
	October 31, 2005	October 31, 2006

Revenue	-	-

Cost of Sales	-	-

Operating Loss	-	-

General and Administrative Expenses:
Professional Fees	2,000	2,000
Other Administrative Expenses	154	154

Total General and Administrative Expenses	2,154	2,154

Net Loss	(2,154)	(2,154)
	================	================

Loss Per Common Share:
Basic and diluted	(0.002)	(0.002)

Weighted Average Shares Outstanding:
Basic and diluted	1,034,239	1,034,239
	================	================

    The accompanying notes are an integral part of these financial statements

RELEASE YOUR LEASE, INC.
(A Development Stage Company)
Statement of Shareholders' Equity

				Deficit	Total
	Common Stock		Additional	Accumulated	Shareholders'
	Number of		Paid-In	during the	Equity
	Shares	Amount	Capital	Development Stage	(Deficit)

Inception: August 1, 2006

August 31, 2006 Stock for cash	1,500,000	1,500	13,500		15,000
October 31, 2006 Stock for cash	1,550,000	1,550	29,450		31,000
Net loss for period Jamary 12 - October 31, 2006				(2,154)	(2,154)

Balance, October 31, 2006	3,050,000	3,050	42,950	(2,154)	43,846
	=========	=======	========	==============	=========

    The accompanying notes are an integral part of these financial statements

RELEASE YOUR LEASE, INC.
(A Development Stage Company)
Statement of Cash Flows

	For the	Period from August 1, 2006
	two months ended	(date of inception) to
	October 31, 2005	October 31, 2006

Cash flows from operating activities:
Net loss	(2,154)	(2,154)
Adjustments to reconcile net loss to net cash
used by operating activities:
Change in operating assets and liabilities:
Increase in accounts payable and accrued
liabilities

Net cash used by operating activities	(2,154)	(2,154)

Cash flows from financing activities:
Common stock issued for cash	46,000	46,000
Due to related parties

	Net cash (used) provided by financing
activities	46,000	46,000

Net increase (decrease) in cash	43,846	43,846

Cash, beginning of the period	-	-

Cash, end of the period	43,846	43,846
	================	================

Supplemental cash flow disclosure:
Interest paid	-	-
	================	================
Taxes paid	-	-
	================	================

    The accompanying notes are an integral part of these financial statements

    NOTES TO FINANCIAL STATEMENTS

    NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

    The financial statements presented are those of Release Your Lease Inc. (the Company).  The Company was incorporated   under the laws of the State of Nevada on August 1, 2006  The Company was organized for the purpose of engaging in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America.  The company plans to offer buyout financing of auto leases coupled with buyer-seller match of leased autos, via internet advertising.

    NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

    The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

    The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

    Accounting Method

    The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America

    Going Concern

    The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.   The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

    In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  In the interim, shareholders of the Company are committed to meeting its minimal operating expenses.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

    The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

    Development-Stage Company

    The Company is considered a development-stage company, with no operating revenues during the periods presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.  SFAS.  No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as August 1, 2006.  Since inception, the Company has incurred operating losses totaling $2,154.  The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since August 1, 2006 “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

    Use of Estimates

    The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

    Loss Per Share

    Net loss per share is calculated in accordance with SFAS 128, Earnings Per Share for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  The Company has no potentially dilutive securities as of October 31, 2006.

    The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the period from inception August 1, 2006 through October 31, 2006:

    Numerator

    Basic and diluted net loss per share:

    Net Loss                                                  $ (2,154)

    Denominator

    Basic and diluted weighted average
        Number of shares outstanding             1,034,239

    Basic and Diluted Net Loss Per Share       $ (0.002)

    Stock Based Compensation

    The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided under FASB Statement No. 123, Accounting for Stock-Based Compensation, (“SFAS 123”) requires the use of option valuation models that were not developed for use in valuing employee stock options.  As permitted, the Company adopted the disclosure alternative of SFAS 123 and SFAS 148, which require pro forma disclosure of net income and earnings per share as if the fair value method of accounting had been applied.  Since the Company has no significant stock options outstanding, the pro forma financial data is not meaningful.

    Under APB 25, when the exercise price of the Company’s stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recorded.

    There were no options granted during the period presented, from inception August 1, 2006 through October 31, 2006.

    NOTE 3 – RELATED PARTY TRANSACTIONS

    The Company receives its office space free of charge from the President, Mark Hammer.

    NOTE 4 - COMMITMENTS AND CONTINGENCIES

    There were no commitments or contingencies at October 31, 2006.

    NOTE 5 – CAPITAL STRUCTURE

    Common Stock Transactions during the period from inception August 1, 2006 through October 31, 2006.

    On August 31, 2006, the company issued 1,500,000 shares of its common stock to a single investor at a price of $0.01 per share for a total of $15,000.

    On October 31, 2006 the Company issued a total of 1,550,000 shares of its common stock to 27 investors. The shares were sold at $0.02 for a total of $31,000.

    As of October 31, 2005, the Company had authorized 75,000,000 of $0.001 par common stock, of which 3,050,000 shares were issued and outstanding.

    NOTE 6 – LITIGATION

    There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business.

    NOTE 7 – SUBSEQUENT EVENT

    On November 8, 2006 the Company sold an additional 450,000 shares of its common stock at a price of $0.02 per share to five investors for an aggregate of $9,000.

    Changes in and Disagreements with Accountants

    We have had no changes in or disagreements with our accountants.

    Where You Can Find More Information

    We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

    Until ________ , all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    Part II

    Information Not Required In the Prospectus

    Item 24. Indemnification of Directors and Officers

    Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

    Under the Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	Willful misconduct.

    Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	Such indemnification is required to be made pursuant to the bylaws.

    Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

    Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

    Item 25. Other Expenses of Issuance and Distribution

    The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$4.28
Federal Taxes	$	NIL
State Taxes and Fees	$	NIL
Transfer Agent Fees		$1,500
Accounting fee and expenses		$3,000
Legal fees and expenses		$5,000
Total		$9,504.28

    We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

    Item 26. Recent Sales of Unregistered Securities

    We issued 1,500,000 shares of common stock on August 31, 2006 to Mr. Mark Hammer, our president, chief financial officer and sole director.  Mr. Hammer acquired these shares at a price of $0.01 per share.  We received $15,000 from this offering.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

    We completed an offering of 2,000,000 shares of our common stock at a price of $0.02 per share to a total of thirty two (32) purchasers on November 8, 2006.  The total amount we received from this offering was $40,000.  We completed the offering pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that he/she was a non-US person as defined in Regulation S.  We did not engage in distribution of this offering in the United States.  Each purchaser represented his/her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

    Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion and Consent of The O’Neal Law Firm, P.C.
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant

    Item 28. Undertakings

    The undersigned registrant hereby undertakes:

      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.
      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    1. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

    2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

    3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

    4. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the mater has been stated by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

    SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on January11, 2007.

RELEASE YOUR LEASE INC.
By:	__/s/ Mark Hammer ___
Mark Hammer President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman of the Board of Directors

    POWER OF ATTORNEY

    ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Mark Hammer, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

    By:    /s/ Mark Hammer                               President, Chief Executive Officer,
             Mark Hammer                                   Chief Financial Officer, Chief Accounting
                                                                       Officer, and Chairman of the Board of
                                                                       Directors

    Dated: January 11, 2007

    INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Bill O’Neal with consent to use
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant